EXHIBIT 16

                                 The Flex-funds
              The Muirfield Fund and The U.S. Government Bond Fund
                              Computation Schedule


Method by which total return (ending redeemable value) is computed:

          P(1 + T)nth power = ERV

          P = a hypothetical  initial  payment of $1,000
          T = average annual total return
          n = number of years
          ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)


THE MUIRFIELD FUND                  1 YEAR        5 YEARS        9.4 YEARS
------------------                  ------        -------        ---------

Beginning Account Balances          $1,000.00     $1,000.00      $1,000.00
Average Annual Total Return             18.59%        11.92%         12.48%
Ending Redeemable Value             $1,185.90     $1,755.90      $3,018.05

Formula Computation:

         1 year:    $1,000(1 + .1859)             =     $1,185.90
         5 years:   $1,000(1 + .1192)5th power    =     $1,755.90
         8.4 years: $1,000(1 + .1248)9.4th power  =     $3,018.05


THE U.S. GOVERNMENT
         BOND FUND                  1 YEAR        5 YEARS        10 YEARS
-----------------------------       ------        -------        --------

Beginning Account Balances          $1,000.00     $1,000.00      $1,000.00
Average Annual Total Return              7.70%         6.46%          7.02%
Ending Redeemable Value             $1,077.02     $1,367.47      $1,970.90

Formula Computation:

         1 year:    $1,000(1 + .0770)             =     $1,077.02
         5 years:   $1,000(1 + .0646)5th power    =     $1,367.47
         10 years:  $1,000(1 + .0702)10th power   =     $1,970.90


The total return quotations represented above were computed for the periods ended December 31, 1997.

                                   EXHIBIT 16

                                 The Flex-funds
                          The U.S. Government Bond Fund
                           Yield Computation Schedule


Method by which yield is computed:

                  YIELD  =  2[(a - b + 1)6 - 1]
                               -----
                               c * d

          a = interest earned during the period

          b = expenses accrued during the period

          c = average daily number of shares outstanding during the period that were entitled to receive dividends

          d = maximum offering price per share on the last day of the period


                  4.84%  =  2[80,976 - 13,765 + 1)6 - 1]
                              ---------------
                              793,530 * 21.19


The yield quotation was computed based on the thirty days ending December 31, 1997 for the period ended December 31, 1997.

                                   EXHIBIT 16

                                 The Flex-funds
                              The Money Market Fund
                           Yield Computation Schedule


Method by which yield is computed:

         YIELD  =  Base Period Return  x  (365/7)

         EFFECTIVE YIELD  =  [(Base Period Return + 1)365/7]

Beginning Account Balance                                   1.00

Dividend Declaration

         December 25          0.00014589
         December 26          0.00014617
         December 27          0.00014617
         December 28          0.00014617
         December 29          0.00014672
         December 30          0.00014672
         December 31          0.00015220
                              ----------
                                                            0.00103004
Less: Deductions from Shareholder Accounts                  0.00
                                                            ----------
Ending Account Balance                                      1.00103004
Less: Beginning Account Balance                            -1.00
                                                            ----------
Difference                                                  0.00103004

Base Period Return
         (Difference/Beginning Account Balance)             0.00103004

Yield Quotation
         (Base Period Return  x  365/7)                          5.37%

Effective Yield Quotation
         [(Base Period Return + 1)365/7] - 1                     5.51%

The yield quotations were computed based on the seven days ending December 31, 1997 for the period ended December 31, 1997.

                                   EXHIBIT 16

                                 The Flex-funds
                            The Highlands Growth Fund
                              Computation Schedule


Method by which total return (ending redeemable value) is computed:

          P(1 + T)nth power = ERV

          P = a hypothetical initial payment of $1,000

          T = average annual total return

          n = number of years

          ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)



THE HIGHLANDS GROWTH FUND           1 YEAR        5 YEARS        10 YEARS
-------------------------           ------        -------        --------

Beginning Account Balances          $1,000.00     $1,000.00      $1,000.00
Average Annual Total Return             29.28%        13.35%         10.10%
Ending Redeemable Value             $1,292.81     $1,870.92      $2,616.86

Formula Computation:

         1 year:    $1,000(1 + .2928)             =     $1,292.81
         5 years:   $1,000(1 + .1335)5th power    =     $1,870.92
         10 years:  $1,000(1 + .1010)10th power   =     $2,616.86


The total return quotations represented above were computed for the periods ended December 31, 1997.